Exhibit 99.1
News Release

For more information contact:

Media Relations: Stacy Davidson Chief Communications and Marketing Officer Fiserv, Inc. stacy.davidson@fiserv.com	Investor Relations: Walter Pritchard Senior Vice President, Investor Relations Fiserv, Inc. walter.pritchard@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2026 Results
GAAP revenue decrease of 2% and organic revenue decrease of 4%;
GAAP EPS decreased 29% and adjusted EPS decreased 16%;
Company affirms 2026 organic revenue growth outlook of 1% to 3%
and adjusted EPS outlook of $8.00 to $8.30

MILWAUKEE, May 5, 2026 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the first quarter of 2026.
First Quarter 2026 GAAP Results
GAAP revenue for the company was $5.03 billion in the first quarter of 2026, a decrease of 2% compared to the first quarter of 2025. GAAP revenue was flat in the Merchant Solutions segment and decreased 5% in the Financial Solutions segment in the first quarter of 2026 compared to the prior year period. GAAP earnings per share was $1.07 in the first quarter of 2026, a decrease of 29% compared to the first quarter of 2025.
GAAP operating margin was 18.3% in the first quarter of 2026 compared to 27.2% in the first quarter of 2025. GAAP operating margin in the Merchant Solutions segment was 26.4% in the first quarter of 2026 compared to 34.2% in the prior year period. GAAP operating margin in the Financial Solutions segment was 38.1% in the first quarter of 2026 compared to 47.5% in the prior year period. Net cash provided by operating activities was $599 million in the first quarter of 2026 compared to $648 million in the first quarter of 2025.
“During the first quarter, we remained in execution mode, delivering results in line with the expectations we shared in February,” said Mike Lyons, Chief Executive Officer of Fiserv. “Our team is focused on advancing the One Fiserv Action Plan and while significant work remains, we are encouraged by our progress. We look forward to providing more details on our strategy and medium-term financial outlook at our May 14th Investor Day.”
First Quarter 2026 Non-GAAP Results and Additional Information
•Adjusted revenue was $4.68 billion in the first quarter of 2026, a decrease of 2% compared to the prior year period.

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•Organic revenue decreased 4% in the first quarter of 2026, with a 1% decline in the Merchant Solutions segment and a 6% decline in the Financial Solutions segment.
•Adjusted earnings per share was $1.79 in the first quarter of 2026, a decrease of 16% compared to the prior year period.
•Adjusted operating margin was 29.7% in the first quarter of 2026 compared to 37.8% in the first quarter of 2025.
•Adjusted operating margin was 26.4% and 34.2% in the Merchant Solutions segment and 38.1% and 47.5% in the Financial Solutions segment in the first quarter of 2026 and 2025, respectively.
•Free cash flow was $259 million in the first quarter of 2026 compared to $371 million in the prior year period.
•The company repurchased 3.3 million shares of common stock for $200 million in the first quarter of 2026.
•The first quarter of 2026 included a net $254 million income tax benefit related to the release of various foreign valuation allowances, partially offset by $74 million of other discrete tax items, resulting in an overall lower effective income tax rate.
•In March 2026, Fiserv was named one of America’s Most Innovative Companies by Fortune for the fourth consecutive year.
Outlook for 2026
Fiserv continues to expect organic revenue growth of 1% to 3% and adjusted earnings per share of $8.00 to $8.30 for 2026.
“First quarter results were supported by stable underlying account and volume trends,” said Paul Todd, Chief Financial Officer of Fiserv. “We remain confident in our full-year guidance and are encouraged by the progress we are making with productivity initiatives, including Project Elevate.”
Earnings Conference Call
The company will discuss its first quarter 2026 results in a live webcast at 7 a.m. CT on Tuesday, May 5, 2026. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV), a Fortune 500™ company, moves more than money. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and Clover®, the world’s smartest point-of-sale system and business management platform. Fiserv is a member of the S&P 500® Index and one of TIME Magazine’s Most Influential Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.

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Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “change in adjusted revenue,” “organic revenue,” “change in organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “change in adjusted earnings per share,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity, and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 15 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; certain transformation related expenses associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue is useful because it presents revenue excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.

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These unaudited non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the company’s ability to successfully implement and achieve the expected benefits associated with its One Fiserv action plan; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the company’s ability to use artificial intelligence to improve its products and services and enhance its operations; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are

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cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Processing and services	$4,070	$4,045
Product	957	1,085
Total revenue	5,027	5,130

Expenses
Cost of processing and services	1,610	1,389
Cost of product	697	684
Selling, general and administrative	1,885	1,682
Net gain on sale of assets	(83)	(20)
Total expenses	4,109	3,735

Operating income	918	1,395
Interest expense, net	(347)	(331)
Other income (expense), net	22	(18)

Income before income taxes and income (loss) from investments in unconsolidated affiliates	593	1,046
Income tax provision	(24)	(190)
Income (loss) from investments in unconsolidated affiliates	4	(8)

Net income	573	848
Less: net income (loss) attributable to noncontrolling interests	2	(3)

Net income attributable to Fiserv	$571	$851

GAAP earnings per share attributable to Fiserv — diluted	$1.07	$1.51

Diluted shares used in computing earnings per share attributable to Fiserv	535.4	564.7

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2026	2025

GAAP net income attributable to Fiserv	$571	$851
Adjustments:
Merger and integration costs [1]	29	15
One Fiserv transformation program expenses [2]	142	—
Severance costs	73	15
Amortization of acquisition-related intangible assets [3]	311	331
Net gain on sale of assets [4]	(83)	—
Non wholly-owned entity activities [5]	9	20
Tax impact of adjustments [6]	(94)	(74)
Incremental executive compensation [7]	—	52
Adjusted net income	$958	$1,210

GAAP earnings per share attributable to Fiserv - diluted	$1.07	$1.51

Adjustments - net of income taxes:
Merger and integration costs [1]	0.04	0.02
One Fiserv transformation program expenses [2]	0.21	—
Severance costs	0.11	0.02
Amortization of acquisition-related intangible assets [3]	0.47	0.47
Net gain on sale of assets [4]	(0.13)	—
Non wholly-owned entity activities [5]	0.01	0.03
Incremental executive compensation [7]	—	0.09
Adjusted earnings per share	$1.79	$2.14

Change in GAAP earnings per share attributable to Fiserv	(29)%
Change in adjusted earnings per share	(16)%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $14 million of retention cash awards and $12 million of third-party professional service fees in the first quarter of 2026, and $11 million related to a legal settlement in the first quarter of 2025.
2Represents costs associated with a multi-year transformation initiative focused on operational excellence enabled by artificial intelligence, including process reengineering and technology infrastructure modernization. This adjustment is primarily comprised of third-party fees and also includes $41 million of incremental compensation expense primarily associated with retention cash awards and restricted stock units granted to certain employees.
3Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company’s amortization expense.
4Represents a net gain on the sale-leaseback of certain facilities in the first quarter of 2026.

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5Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates.
6The tax impact of adjustments is calculated using a tax rate of 19.5% in both the first quarter of 2026 and 2025, which approximates the company’s anticipated annual effective tax rates.
7Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”), comprised of $40 million of former CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s new CEO appointed in 2025.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended March 31,
	2026	2025
Total Company
Revenue	$5,027	$5,130
Adjustments:
Postage reimbursements	(352)	(341)
Adjusted revenue	$4,675	$4,789

Operating income	$918	$1,395
Adjustments:
Merger and integration costs	29	15
One Fiserv transformation program expenses	142	—
Severance costs	73	15
Amortization of acquisition-related intangible assets	311	331
Net gain on sale of assets	(83)	—
Incremental executive compensation	—	52
Adjusted operating income	$1,390	$1,808

Operating margin	18.3%	27.2%
Adjusted operating margin	29.7%	37.8%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,373	$2,372

Operating income	$626	$810

Operating margin	26.4%	34.2%

Financial Solutions (“Financial”) [1]
Revenue	$2,302	$2,417

Operating income	$877	$1,148

Operating margin	38.1%	47.5%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)
	Three Months Ended March 31,
	2026	2025
Corporate and Other
Revenue	$352	$341
Adjustments:
Postage reimbursements	(352)	(341)
Adjusted revenue	$—	$—

Operating loss	$(585)	$(563)
Adjustments:
Merger and integration costs	29	15
One Fiserv transformation program expenses	142	—
Severance costs	73	15
Amortization of acquisition-related intangible assets	311	331
Net gain on sale of assets	(83)	—
Incremental executive compensation	—	52
Adjusted operating loss	$(113)	$(150)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the reportable segment GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$573	$848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	508	437
Amortization of acquisition-related intangible assets	311	331
Amortization of financing costs and debt discounts	12	11
Share-based compensation	118	124
Deferred income taxes	(58)	(37)
Net gain on sale of assets	(83)	(20)
(Income) loss from investments in unconsolidated affiliates	(4)	8
Distributions from unconsolidated affiliates	8	10
Non-cash foreign currency exchange (gains) losses	(21)	38
Other operating activities	15	9
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	108	(146)
Prepaid expenses and other assets	(175)	(465)
Contract costs	(74)	(72)
Accounts payable and other liabilities	(606)	(445)
Contract liabilities	(33)	17
Net cash provided by operating activities	599	648

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(458)	(335)
Proceeds from sale of assets	187	—
Merchant cash advances, net	66	(243)
Payments for acquisition of businesses, net of cash acquired	—	(316)
Distributions from unconsolidated affiliates	4	—
Purchases of investments	(3)	(32)
Proceeds from sale of investments	8	—
Other investing activities	(5)	1
Net cash used in investing activities	(201)	(925)

Cash flows from financing activities
Debt proceeds	409	776
Debt repayments	(633)	(955)
Net borrowings from commercial paper and short-term borrowings	107	2,696
Proceeds from issuance of treasury stock	12	24
Purchases of treasury stock, including employee shares withheld for tax obligations	(240)	(2,352)
Settlement activity, net	(578)	434
Other financing activities	—	4
Net cash (used in) provided by financing activities	(923)	627
Effect of exchange rate changes on cash and cash equivalents	(27)	26
Net change in cash and cash equivalents	(552)	376
Cash and cash equivalents, beginning balance	2,802	2,993
Cash and cash equivalents, ending balance	$2,250	$3,369

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$829	$798
Trade accounts receivable – net	3,882	3,981
Prepaid expenses and other current assets	3,411	3,396
Settlement assets	16,660	16,479
Total current assets	24,782	24,654

Property and equipment – net	3,225	3,084
Customer relationships – net	4,828	5,093
Other intangible assets – net	5,154	5,068
Goodwill	37,602	37,703
Contract costs – net	1,056	1,039
Investments in unconsolidated affiliates	1,028	1,046
Other long-term assets	2,873	2,446
Total assets	$80,548	$80,133

Liabilities and Equity
Accounts payable and other current liabilities	$4,591	$5,307
Short-term and current maturities of long-term debt	1,323	1,239
Contract liabilities	844	865
Settlement obligations	16,660	16,479
Total current liabilities	23,418	23,890

Long-term debt	27,859	27,758
Deferred income taxes	1,688	1,478
Long-term contract liabilities	243	259
Other long-term liabilities	1,119	939
Total liabilities	54,327	54,324

Fiserv shareholders’ equity	26,201	25,792
Noncontrolling interests	20	17
Total equity	26,221	25,809
Total liabilities and equity	$80,548	$80,133

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue [1]	Three Months Ended March 31,
	2026	2025	Change

Total Company
Adjusted revenue	$4,675	$4,789
Currency impact [2]	6	—
Acquisition adjustments	(64)	—
Organic revenue	$4,617	$4,789	(4)%

Merchant
Adjusted revenue	$2,373	$2,372
Currency impact [2]	12	—
Acquisition adjustments	(47)	—
Organic revenue	$2,338	$2,372	(1)%

Financial
Adjusted revenue	$2,302	$2,417
Currency impact [2]	(6)	—
Acquisition adjustments	(17)	—
Organic revenue	$2,279	$2,417	(6)%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
The change in organic revenue is calculated using actual, unrounded amounts.
1The change in organic revenue is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and any dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to any dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2026	2025

Net cash provided by operating activities	$599	$648
Capital expenditures	(458)	(335)
Adjustments:
Distributions from unconsolidated affiliates included in cash flows from investing activities	4	—
Severance, merger and integration payments	46	69
One Fiserv transformation program payments	95	—
Tax payments on adjustments	(27)	(11)
Free cash flow	$259	$371

Total Amortization [1]	Three Months Ended March 31,
	2026	2025

Acquisition-related intangible assets	$311	$331
Capitalized software and other intangibles	209	176
Purchased software	53	52
Financing costs and debt discounts	12	11
Sales commissions	29	28
Deferred conversion costs	30	27
Total amortization	$644	$625

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2026, including organic revenue growth and adjusted earnings per share, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2026 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2026 Revenue	1% - 3%
Postage reimbursements	—%
2026 Adjusted revenue	1% - 3%

Currency impact	0.5%
Acquisition adjustments	(0.5)%
Divestiture adjustments	—%
2026 Organic revenue	1% - 3%
Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2026 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; certain transformation related expenses associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses.
The company estimates that amortization expense in 2026 with respect to acquired intangible assets will be relatively consistent with the amount incurred in 2025. Other adjustments to the company’s financial measures that were incurred for the three months ended March 31, 2026 and 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2026 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

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